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                            SELLING GROUP AGREEMENT

     Effective May 30, 2000, [hereinafter "the Effective Date"] this Agreement is made between AnnuityNet Insurance Agency, Inc.
[hereinafter called the "Broker"] and The Lincoln National Life Insurance Company, located at 1300 South Clinton Street, Fort Wayne, Indiana 46802, an Indiana corporation [hereinafter called the "Company"]. It supersedes and replaces in its entirety that certain Selling Group Agreement dated October 8, 1999, by and between Sagemark Consulting, Inc. and Company.

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

     A.   Definitions

          (1) Contract--variable annuity, and variable universal life insurance contracts described in the Marketing Agreement and as shown on Schedule A attached hereto and incorporated herein which are issued by the Company and for which the Company acts as the principal underwriter. From time to time the Marketing Agreement and Schedule A may be amended. Such amendments will be effective as provided in the Marketing Agreement.

          (2) Account--segregated investment accounts in which the Company sets aside and invests the assets to fund the benefits under the Contracts.

          (3) Funds--Any of the mutual funds in which net purchase payments are invested at net asset value pursuant to the directions of the Contract owner.

          (4) Marketing Agreement - that certain agreement entitled Marketing Agreement between Broker and Company dated May 4, 2000.

          (5) Registration Statement--the Registration Statements and amendments thereto on file with the SEC relating to the Contracts, the Account, and the Funds, including financial statements and all exhibits, as applicable.

          (6) Prospectus--the prospectus included within the Registration Statements referred to herein.

          (7)  1933 Act--the Securities Act of 1933, as amended.

          (8)  1934 Act--the Securities and Exchange Act of 1934, as amended.

          (9)  1940 Act--the Investment Company Act of 1940, as amended.

          (10) SEC--the Securities and Exchange Commission.

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     B.   Agreements of Company

          (1) Company hereby authorizes Broker during the term of this Agreement to receive applications for Contracts from eligible persons, provided that there is an effective Registration Statement relating to such Contracts and provided further that Broker has been notified by Company that the contracts are qualified for sale under all applicable securities and insurance laws of the state or jurisdiction in all applicable jurisdictions. In connection with the receipt of applications for Contracts, Broker is hereby authorized to offer riders that are available with the Contracts in accordance with instructions furnished by Company.

          (2) Company, during the terms of this Agreement, will notify Broker of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the Registration and/or offering of the Contracts and of any other action or circumstance that may prevent the lawful sale of the Contracts in any state or jurisdiction.

          (3) During the term of this Agreement, Company shall advise Broker of any amendment to the Registration Statement or any amendment or supplement to any Prospectus.

     C.   Agreements of Broker

          (1) Broker represents that it is a properly registered and licensed broker or dealer under federal and state securities laws and regulations and a member in good standing of the National Association of Securities Dealers, Inc. [hereinafter "NASD"] and agrees to notify Company immediately if Broker ceases to be so registered or licensed or a member in good standing of the NASD. Further, Broker represents that each of its agents licensed to sell contracts [each respectively referred to hereinafter as "the Agent"] will be soliciting applications for Contracts under this Agreement. Broker represents that the Agent is a fully-registered representative of the Broker and moreover that the Agent is a registered representative in good standing with the NASD, with accreditation to sell the Contracts as required by the NASD.

          (2) Commencing at such time as Company and Broker shall agree upon, Broker agrees to use its best efforts (as provided in the Marketing Agreement) to find purchasers for the Contracts acceptable to the Company. In meeting its obligation, Broker shall, during the term of this Agreement, engage in the following activities:

               (a) Continuously utilize training, sales, and only such promotional materials which have been developed or provided pursuant to the

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                    Marketing Agreement.

               (b) Abide by all rules and regulations of the NASD, including its Conduct Rules (which shall control and override any provision to the contrary in this Agreement), and company with all applicable federal and state laws, rules and regulations. Broker is responsible for supervision of Agent and other associated persons which will enable Broker to assure that Agent and associated persons are in compliance with applicable securities laws, rules, regulations and statements of policy promulgated thereunder.

          (3) All payments for Contracts which may be collected by the Agent or Broker shall be held at all times in a fiduciary capacity and shall be remitted promptly, in full, together with such applications, forms, and other required documentation to the designated office of the Company. Checks or money orders in payment of initial premiums shall be drawn to the order of The Lincoln National Life Insurance Company. Broker acknowledges that the Company retains the ultimate right to control the sale of the Contracts and that the Company shall have the unconditional right to reject, in whole or in part, any application for the Contract. In the event Company rejects an application, Company will immediately return all payments directly to the purchaser, and the Broker will be notified of such action. In the event that any purchaser of a Contract elects to return such Contract, as allowed by the applicable state law, federal law or NASD Conduct Rules, the purchaser will receive a refund in accordance with the provisions of the applicable law or rule.

          (4) Broker shall return any related sales commission to the Company, if a Contract is tendered for redemption under the Contract's right of review provision.

          (5) Broker shall act as an independent contractor, and nothing contained herein shall make Broker or any one of its employees an employee of Company.

          (6) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes including illustrations in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to the Contracts) will be used in accordance with the Marketing Agreement.

          (7) Solicitation and other activities by Broker shall be undertaken only in accordance with applicable laws and regulations. The Agent shall not solicit applications for the Contracts until duly licensed and appointed by the Company as a life insurance and variable contract broker or agent of Company in the appropriate states or other jurisdictions. Broker shall ensure that the Agent fulfills any training requirements necessary to be licensed to sell such products. Broker understands and acknowledges that neither it nor the Agent is authorized by Company to give any information or make any representation in connection with

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               this Agreement or the offering of the Contracts other than those contained in the Prospectus or other solicitation material authorized in writing by Company.

          (8) Broker shall not have authority on behalf of Company to make, alter, or discharge any Contract or other form; waive any forfeiture; extend the time of paying any premium; or receive any monies or premiums due, or to become due, to Company, except as set forth in Section C (3) of this Agreement. Broker shall not expend, nor contract for the expenditure of the funds of Company, nor shall Broker possess or exercise any authority on behalf of the Company under this Agreement.

          (9) Broker shall have the responsibility for maintaining the records of the Agent. Broker shall maintain such other records as are required of it by applicable laws and regulations. The books, accounts and records of Company, the Account and Broker relating to the sale of the Contract shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. All records maintained by the Broker in connection with this Agreement shall be the property of the Company and shall be returned to the Company upon termination of this Agreement, free from any claims or retention of rights by the Broker. Nothing in this Section C (9) shall be interpreted to prevent the Broker from retaining copies of any such records which the Broker, in its discretion, deems necessary or desirable to keep. The Broker shall keep confidential any information obtained pursuant to this Agreement, and shall disclose such information, only if the Company has authorized such disclosure, or if such disclosure is expressed or required by an applicable federal or state regulatory authority.

     D.   Compensation

          (1) Company shall arrange for the payment of commissions to the Broker as compensation for the sale of each Contract sold by the Agent. Compensation shall be paid according to the terms of Schedule B attached hereto and incorporated herein. Payment to Agent shall be the duty of Broker pursuant to terms agreed upon between them.

          (2) Neither Broker nor the Agent shall have any right to withhold or deduct any part of any premium it may receive for the purposes of the payment of commission or otherwise.

          (3) Upon termination of this Agreement the Company will pay commissions only to the extent specified in Schedule B.

          (4) No commissions will be paid for the sale of Contracts not listed in Schedule A.

          (5) No commissions will be paid for the sale of Contracts in jurisdictions in which the Broker and/or its Agents are not duly licensed.

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     E.   Complaints and Investigations

          (1) Broker and Company jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the contracts marketed under this Agreement. Broker and Company further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Broker, Company, their affiliates and the Agent to the extent that such investigation or proceeding is in connection with Contracts marketed under this Agreement. Broker and Company shall furnish applicable federal and state regulatory authorities with any information or reports in connection with their services under this Agreement which such authorities may request in order to ascertain whether the Company's or Broker's operations are being conducted in a manner consistent with any applicable law or regulation.

          (2) Broker warrants and represents that as of the date of execution of this Agreement, it has no knowledge of any pending or threatened complaint or investigation instituted against any of its Agents relating to the sale of any Contracts listed in Schedule A.

     F.   Term and Termination.

          (1) Term. The initial term of this Agreement will begin on the Effective Date and end five (5) years thereafter. Thereafter this Agreement will automatically renew annually for an additional one year, unless either party notifies the other to the contrary in writing, not less than ninety (90) days before the scheduled renewal, in which case this Agreement will terminate at the end of the then current term (the duration of the initial term and any renewals, the "Term"). As long as the Company continues to own, directly or indirectly, 10% or more of the issued and outstanding stock of AnnuityNet Insurance Agency, Inc., or AnnuityNet, Inc., and continues to offer a Contract for sale over the Internet on an AnnuityNet Web Site, Broker may not terminate this Agreement unilaterally during the first ten years of the Term, except for the reasons set out in Section F (2) below.

          (2) Termination. In addition to the parties' termination rights set forth elsewhere in this Agreement, either party may terminate this Agreement:

               (a) At any time during the Term, upon at least thirty (30) days prior Written notice to the other party if such other party materially breaches any of the provisions of this Agreement and fails to cure such material breach within such thirty
                    (30) days;

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               (b)  Immediately upon written notice to the other party, if such other party: (i) ceases to conduct business in the normal course; (ii) makes an assignment for the benefit of creditors; (iii) is liquidated or otherwise dissolved; (iv) becomes insolvent, is adjudicated bankrupt, or a receiver, trustee or custodian is appointed for it; or (v) such other party materially breaches any of the provisions of this Agreement and such breach is not reasonably likely to be cured.

               (c) Upon termination for any reason of the Marketing Agreement. In such case the termination of this Agreement shall be effective on the last day Broker is obligated to provide service to Company under such agreement.

               (d)  If the other party consents in writing to such termination.

          (3) Effect of Termination. Upon the termination or expiration of this Agreement for any reason:

               (a) Each party will immediately cease holding itself out as having any commercial relationship with the other party.

               (b) Upon termination of this Agreement, all authorizations, rights and obligations themselves shall cease except (a) the agreements contained in Section E hereof; and (b) the indemnity agreement set forth in Section G hereof.

               (c) Upon termination of this Agreement, the Marketing Agreement between Company and Broker shall terminate.

     G.   Indemnity

          (1) Broker shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

          (2) Company agrees to indemnify and hold harmless Broker and each officer or director of Broker against any losses, claims, damages or liabilities, joint or several, to which Broker or such officer or director becomes subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make these statements therein not misleading, contained in any Registration Statement or any post-effective amendment thereof or in the Prospectus, or any sales literature provided by the Company.

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          (3)  Broker agrees to indemnify and hold harmless Company and each of its current and former directors and officers and each person, if any, who controls or has controlled the Company within the meaning of the 1933 Act, or of the 1934 Act, against any losses, claims, damages or liabilities to which Company and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect there) arise out of, or are based upon:

               (a) Any unauthorized use of sales materials outside the scope of the Marketing Agreement or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by Broker, its agents and its employees; or

               (b) Claims by the Agent, Broker or their employees for commissions, service fees, development allowances or other compensation or remuneration of any type; or

               (c) The failure of Broker, its officers, employees, or the Agent to comply with the provisions of this Agreement; or

               (d) The fraudulent, malicious, intentional, reckless, knowing or negligent acts or omissions of Broker's employees, officers, agents or sales persons;

               and Broker will reimburse Company and any director or officer or controlling person of either for any legal or other expenses reasonably incurred by Company, or such director, officer of controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. .

     H.   Assignability

          (1) This Agreement shall not be assigned by either party without the written consent of the other.

     I.   Governing Law

          (1) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 30th day of May, 2000.

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The Lincoln National Life Insurance Company    AnnuityNet Insurance Agency, Inc.
[COMPANY]                                      [BROKER]


By:  /s/ G. Michael Antrobus                   By:      /s/ Jeff P. Hahn
   ------------------------------                 ------------------------------
       G. Michael Antrobus                                Jeff P. Hahn
Its: Second Vice President                     Its:  Vice President



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                                  Schedule A

                                    to the

                            Selling Group Agreement

                                    Between

                          The Company and The Broker



     The following is a list of Contracts that Broker has been granted authority by the Company to sell:


          1.   Lincoln National Variable Account C (eAnnuity)




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                                  Schedule B

                                  Commissions

1. Company will pay as commission to Broker an amount equal to 1.4% of the initial and subsequent premium(s) received by Company for an eAnnuity contract issued by Company as a result of submission by Broker to Company of an application for such contract.

2. Upon termination of this Agreement, no commissions will be payable to Broker for eAnnuity contracts issued pursuant to this Agreement.